Exhibit 24

Power of Attorney

Know all by these presents, that each person whose signature appears below hereby constitutes and appoints Mark W. Sheahan or David M. Lowe, that person’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for that person and in that person’s name, place and stead, in any and all capacities, to sign the Report on Form 10-K for the year ended December 29, 2023, of Graco Inc. (and any and all amendments thereto) and to file the same with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as that person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In witness whereof, the following persons have signed this Power of Attorney on the date indicated.

Date

/s/ HEATHER L. ANFANG	February 20, 2024
Heather L. Anfang

/s/ ARCHIE C. BLACK	February 20, 2024
Archie C. Black

/s/ BRETT C. CARTER	February 20, 2024
Brett C. Carter

/s/ ERIC P. ETCHART	February 20, 2024
Eric P. Etchart

/s/ JODY H. FERAGEN	February 20, 2024
Jody H. Feragen

/s/ J. KEVIN GILLIGAN	February 20, 2024
J. Kevin Gilligan

/s/ LEE R. MITAU	February 20, 2024
Lee R. Mitau

/s/ MARTHA A. MORFITT	February 20, 2024
Martha A. Morfitt

/s/ MARK W. SHEAHAN	February 20, 2024
Mark W. Sheahan
/s/ R. WILLIAM VAN SANT	February 20, 2024
R. William Van Sant

/s/ KEVIN J. WHEELER	February 20, 2024
Kevin J. Wheeler